Exhibit 10.1

INSTRUMENT OF REMOVAL, APPOINTMENT AND ACCEPTANCE, dated as of November 29, 2012 (this “Instrument”), among STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the “Successor Collateral Agent”), TPG SL SPV, LLC, a Delaware limited liability company (the “Borrower”), TPG SPECIALTY LENDING, INC., as investment manager (the “Appointing Party”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association duly organized and existing under the laws of the United States of America (the “Existing Collateral Agent”).

RECITALS

The Borrower, the Existing Collateral Agent, the “Lender” parties thereto, and Natixis, New York Branch, as facility agent (the “Facility Agent”), are parties to the Revolving Credit and Security Agreement, dated as of May 9, 2012 (the “Agreement”).

On September 7, 2012, the Appointing Party notified the Existing Collateral Agent, the Lenders and the Borrower that it has elected to remove and discharge the Existing Collateral Agent from the performance of its obligations under the Agreement and the other Facility Documents pursuant to Section 11.05(b) of the Agreement and has appointed the Successor Collateral Agent as successor to the Existing Collateral Agent.

The Appointing Party wishes to appoint the Successor Collateral Agent to succeed the Existing Collateral Agent as Collateral Agent under the Agreement and the other Facility Documents; and the Successor Collateral Agent wishes to accept appointment as Collateral Agent, Calculation Agent and Custodian (collectively, the “Composite Collateral Agent”) under the Agreement and the other Facility Documents.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Existing Collateral Agent and the Successor Collateral Agent agree as follows:

ARTICLE ONE

THE EXISTING COLLATERAL AGENT

Section 1.01. The Existing Collateral Agent hereby represents and warrants to the Successor Collateral Agent and the Facility Agent that:

(a) There is no action, suit or proceeding pending or, to the best of the knowledge of the Responsible Officers of the Existing Collateral Agent, threatened against the Existing Collateral Agent before any court or governmental authority arising out of any action or omission by the Existing Collateral Agent as Composite Collateral Agent under the Agreement or any other Facility Document.

(b) This Instrument has been duly authorized, executed and delivered on behalf of the Existing Collateral Agent.

(c) As of the date hereof, the Existing Collateral Agent holds no property or money under the Agreement or any other Facility Document except for the property or money held in the securities accounts listed on Exhibit A to the Account Control Agreement dated as of May 8, 2012.

(d) To the best knowledge of the Responsible Officers of the Existing Collateral Agent, the Existing Collateral Agent has lawfully discharged its duties as Composite Collateral Agent under the Agreement and the other Facility Documents.

Section 1.02. Subject to the terms and limitations in this Instrument, the Existing Collateral Agent hereby assigns, transfers, delivers and confirms to the Successor Collateral Agent all right, title and interest of the Existing Collateral Agent in its capacity as Composite Collateral Agent under the Agreement and the other Facility Documents, including all the rights, powers and duties of the Existing Collateral Agent (except for past fees, expenses and other rights accrued prior to the date hereof as addressed in Section 2.03 below) under the Agreement and the other Facility Documents. The Existing Collateral Agent shall execute and deliver such further instruments and shall do such other things as the Successor Collateral Agent may reasonably require so as to more fully and certainly vest and confirm in the Successor Collateral Agent all the rights, powers and duties hereby assigned, transferred, delivered and confirmed to the Successor Collateral Agent.

Section 1.03. As of or promptly after the effective date of this Instrument, the Existing Collateral Agent shall deliver to the Successor Collateral Agent the items listed on Exhibit A annexed hereto.

ARTICLE TWO

THE SUCCESSOR COLLATERAL AGENT

Section 2.01. The Successor Collateral Agent hereby represents and warrants to the Existing Collateral Agent and the Facility Agent that:

(a) The Successor Collateral Agent is eligible and qualified under the Agreement and under the laws of the Commonwealth of Massachusetts to act as Composite Collateral Agent under the Agreement and the other Facility Documents.

(b) This Instrument has been duly authorized, executed and delivered on behalf of the Successor Collateral Agent.

Section 2.02. The Successor Collateral Agent hereby accepts its appointment as Composite Collateral Agent under the Agreement and the other Facility Documents and shall hereby be vested with all the rights, powers and duties of the Existing Collateral Agent under the Agreement and the other Facility Documents.

Section 2.03. Notwithstanding this Instrument and the removal of the Existing Collateral Agent, the Existing Collateral Agent shall retain all rights and entitlements relating to its service as Composite Collateral Agent under the Agreement and the other Facility Documents arising or accruing on or before the effective date of this Instrument, including without limitation, all entitlements to the payment of its fees and reimbursement of its expenses under the

Agreement and to the indemnities as set forth in Section 11.04 of the Agreement. To the extent the Existing Collateral Agent receives funds other than for payment of the Existing Collateral Agent’s fees, expenses and indemnities, it agrees to hold those funds as agent for the Successor Collateral Agent and promptly pay over such funds to the Successor Collateral Agent. The Successor Collateral Agent agrees to apply such paid over funds in accordance with the Agreement.

ARTICLE THREE

MISCELLANEOUS

Section 3.01. Except as otherwise expressly provided or unless the context otherwise requires, all capitalized terms used herein which are defined in the Agreement shall have the meanings assigned to them in the Agreement.

Section 3.02. The Borrower hereby consents to the removal of the Existing Collateral Agent as Composite Collateral Agent and to the appointment of the Successor Collateral Agent as Composite Collateral Agent under the Agreement and the other Facility Documents. The Borrower hereby designates the Successor Collateral Agent as its agent and attorney-in-fact to prepare and file all UCC-1 financing statements, continuation statements and other instruments, and take all other actions, required pursuant to Section 7.08 of the Agreement. The Borrower hereby revokes the designation of the Existing Collateral Agent as its agent and attorney-in-fact made in Section 7.08 of the Agreement, except that the Existing Collateral Agent may execute and deliver such further instruments and shall do such other things as the Successor Collateral Agent may reasonably require pursuant to Section 1.02 of this Instrument.

Section 3.03. This Instrument and the removal, appointment and acceptance effected hereby shall be effective upon the termination of the Account Control Agreement dated as of May 8, 2012, between the Borrower, as pledgor, and the Existing Collateral Agent, as collateral agent and as custodian (the “Existing Account Control Agreement”), and the execution of an account control agreement between the Borrower, as pledgor, and the Successor Collateral Agent, as collateral agent and as custodian.

Section 3.04. The Facility Agent and the Borrower acknowledge and agree that Article XI of the Agreement and Article IV, Section 1 of the Existing Account Control Agreement shall continue in effect for the benefit of the Existing Collateral Agent with respect to any actions taken or omitted to be taken by it while it was Agent.

Section 3.05. The Successor Collateral Agent, the Borrower, the Appointing Party and the Facility Agent acknowledge and agree that the Custody Services Agreement, dated on or about the date hereof, between the Borrower and State Street Bank and Trust Company (the “Custody Services Agreement”) shall constitute a Facility Document for all purposes of the Agreement, provided, however, that clause (y) of Section 6.01(d) of the Agreement shall not apply with respect to the Custody Services Agreement

Section 3.06. This Instrument shall be governed by and construed in accordance with the laws of the state governing the Agreement, without giving effect to the conflict of law provisions thereof to the extent the law of another jurisdiction would apply.

Section 3.07. Nothing in this Instrument shall impose any duty upon the Existing Collateral Agent to disclose any communications, information or materials subject to the attorney client privilege, work product doctrine or any confidentiality agreement to the Successor Collateral Agent or any other person or entity.

Section 3.08. This Instrument may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 3.09. All notices will be deemed received when sent to the following addresses pursuant to the instructions in Section 12.02 of the Agreement:

TO THE SUCCESSOR COLLATERAL AGENT:

State Street Bank and Trust Company

One Lincoln Street

Boston, MA 02110

Attention: Carol Lowd, Senior Vice President

Telephone: (617) 937-6265

Telecopy: (617) 937-6033

TO THE EXISTING COLLATERAL AGENT, THE FACILITY AGENT, OR THE BORROWER:

To their respective addresses listed in Section 12.02 of the Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Instrument of Removal, Appointment and Acceptance to be duly executed as of the day and year first above written.

STATE STREET BANK AND TRUST COMPANY, as Successor Collateral Agent

By
Name:
Title:

TPG SL SPV, LLC, as Borrower

By
Name: Alan Kirshenbaum
Title: Vice President

TPG SPECIALITY LENDING, INC., as Investment Manager

By
Name: Alan Kirshenbaum
Title: Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Existing Collateral Agent

By
Name:
Title:

[Signature Page to Instrument of Removal, Appointment and Acceptance]

Acknowledged and Agreed:

NATIXIS, NEW YORK BRANCH, as Facility Agent

By
Name:
Title:

By
Name:
Title:

[Signature Page to Instrument of Removal, Appointment and Acceptance]

EXHIBIT A

Documents to be delivered to the Successor Collateral Agent:

1.	Executed copy of the Agreement and any supplements and amendments thereto.

2.	Available account statements for the period from the Closing Date to date of this Instrument.

4.	Such other nonconfidential, unprivileged documents currently in the possession of the Existing Collateral Agent as the Successor Collateral Agent may reasonably request in order to transfer the appointment to it.